                                                                   EXHIBIT  23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1998, which appears on page 26 of the 1998 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Price Waterhouse LLP
Price Waterhouse LLP

Orlando, Florida
April 23, 1998